UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT


         PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
               OF 1934


Date of Report:                                        October 7, 1997

                          Electro-Catheter Corporation
          -------------------------------------------------------------
               (Exact name of Registrant as specified in Charter)

New Jersey                        0-7578                   22-1733406
-----------------                -------------------       ---------------
(State of Incorporation)          (Commission File        (IRS Employer ID
                                   Number)                 Number)


                  2100 Felver Court, Rahway, New Jersey           07065
 ------------------------------------------------------------------------
              (Address of Principal Executive Offices)         (Zip Code)



Registrant's Telephone Number
         Including Area Code:                               732-382-5600

Item 5.           Other Events.

Verdict in Certain Litigation
-----------------------------

         On September 22, 1997, a jury in a New Jersey Superior Court in Middlesex County found Electro-Catheter Corporation (the "Company") liable to a former employee of the Company for age discrimination in connection with the Company's termination of such employee in April 1994 in a suit by such former employee captioned John J. Ternyila v. Electro-Catheter Corporation. The jury awarded the former employee, John J. Ternyila, $283,000 in damages for lost wages resulting from his termination, the court having previously disallowed Mr. Ternyila's claims for emotional distress, handicap discrimination and punitive damages.

         The Company had terminated Mr. Ternyila in 1994 as well as approximately 20 other non-production employees over a seven-year period as part of the reductions-in-force undertaken as a result of the Company's decline in volume and unrelated to any age or handicap discrimination. During this same period, the number of total employees declined from a high of approximately 190 in 1987 to approximately 130 in April 1994. The decrease includes employees who resigned from the Company. Many of these former employees' positions were not subsequently filled. Management of the Company has filed a post-trial motion for relief and may file for an appeal.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed in its behalf by the undersigned thereunder duly authorized.

                                             ELECTRO-CATHETER CORPORATION



                                            By:  /S/ Ervin  Schoenblum
                                               --------------------------
                                               Ervin Schoenblum
                                               Acting President

Dated:      October 7, 1997